                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) February 6, 2004

                     Centennial Specialty Foods Corporation
         (Exact Name of Registrant as Specified in Charter, as amended)

    Delaware                     001-31816                 55-0825751
 (State or Other                (Commission               (IRS Employer
  Jurisdiction                  File Number)            Identification No.)
of Incorporation)

 400 Inverness Parkway, Suite 200,                       80112
           Englewood, CO
(Address of Principal Executive Offices)                  (Zip Code)

         Registrant's telephone number, including area code 303-414-4613

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     On February 6, 2004, Centennial Specialty Foods Corporation ("Centennial ")
publicly  disseminated a press release  announcing that recent  decreases in its stock price were not caused by the existence of material non-public information, and  updating  the  previously  announced  information  concerning  the  grocery workers'  strike in Southern  California.  A copy of the press  release is filed herewith as Exhibit 99.1.

     As  previously  discussed in a press  release  dated  January 4, 2004,  the grocer's  strike in Southern  California is continuing into 2004. On February 4,
2004, the grocery  workers  offered to enter into binding  arbitration  with the three major  grocery  chains in  Southern  California,  and the  grocery  chains declined to do so.

     Some grocery  retailers in Southern  California are currently not accepting appointments to review new product additions.  Since sales growth for Centennial is directly  tied to  introducing  new products into new grocery  retailers,  an inability  to get  products  reviewed  on a timely  basis by the  three  largest grocery  retailers in Southern  California will delay getting  approvals to make sales to these  potential  customers.  Other  grocery  retailers  are  accepting appointments  to review new products,  but may not be  introducing  approved new products onto their retail shelves until the strike ends. Centennial has already had its Stokes products  approved for sale in Southern  California by one of the major grocery  retailers,  but  shipments  will not begin until after the strike ends.

     Delays in having  products  introduced on to retail shelves will impact the timing of sales growth for Centennial.  The typical timeframe for products being placed on retailers' shelves upon approval by grocery retailers is approximately
90 days.  This is due to the  retailers  needing  to change  the store  setup to create shelf space for the new items being introduced. The strike is lengthening this  timeframe,  as grocery  retailers are  experiencing  delays due to limited available resources to change shelf setups.

     Centennial  is unable to forecast  the outcome of the strike or any related time delays that may occur related to the strike. Centennial is closely tracking developments in the Southern California grocery workers strike and believes that the resolution of this dispute may affect negotiations between the major grocery retailers and workers in Northern California and perhaps other areas.

     Centennial   continues  to  take  advantage  of  opportunities  as  grocery retailers present them. For example,  Centennial's Stokes products were approved by Safeway for Northern  California in November  2003,  and its first  shipments were made to Safeway  stores in Northern  California at the end of January 2004.
California continues to be the single largest Mexican food market in the country and  therefore  is a  significant  opportunity  for  Centennial.  Centennial  is committed to its original business strategy and will proceed to fully enter into the Southern  California  market upon resolution of the strike. In the meantime,
Centennial is working to introduce its products in Southern  California  through grocery retailers other than the three largest retailers.

     Centennial  has  also  begun  reviewing  expansion  opportunities  in other markets that may offer a more timely,  strategic  fit for sales of its products.
Pursuing  other  markets may offset part of the delay in sales growth due to the
Southern  California  market  situation.  However,  it should be recognized that entry into new markets will begin generating sales only after retailer  approval is received and products are placed on retailers' shelves as described above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

Exhibit  Description

99.1 Press Release,  dated February 6, 2004,  announcing that recent movement in its stock  price was not caused by the  existence  of  material  non-public information,  and updating the previously announced information  concerning the grocery workers' strike in Southern California.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    CENTENNIAL SPECIALTY FOODS
                                    CORPORATION

Date: February 6, 2003              By:   /s/  JEFFREY R. NIEDER
                                    Name: Jeffrey R. Nieder
                                    Title:Chief Executive Officer and
                                          Chief Financial Officer

                                  EXHIBIT INDEX
Exhibit  Description

99.1 Press Release,  dated February 6, 2004,  announcing that recent movement in its stock  price was not caused by the  existence  of  material  non-public information,  and updating the previously announced information  concerning the grocery workers' strike in Southern California.